Exhibit 10.5

ESCROW AGREEMENT AND INSTRUCTIONS

THIS ESCROW AGREEMENT is made by and between Business Cards Tomorrow, Inc. ("Customer") and Hence EDP ("Hence") with reference to the Customer enhanced software system ACT2/Ingrid Area Composition & Typesetting system ("ACT 2"), and the Agreement dated 5/6/93 ("the License/Sublicense Agreement") between Customer and Hence.

To carry out the terms of the License/Sublicense Agreement, especially paragraph 14 thereof, Customer and Hence hereby give the following instructions to D. Steve Cameron, Esq., 9430 Olympic Boulevard, Beverly Hills, California 90212 ("Escrow Agent"):

1. Upon the execution of the License/Sublicense Agreement, Hence will deposit in escrow with Escrow Agent the source code in machine readable form for ACT 2 and the custom software modifications, enhancements, and additions thereto for Customer's use (the resultant package to be called ACT 2 with Customer enhancements).

2. The source code deposited by Hence in escrow with Escrow Agent shall be maintained by Escrow Agent for the sole benefit of Hence or its successors or assigns, including Hence's President, Douglas W. Stout ("Stout"), provided that Hence, its successors, assigns or Stout, is/are able to comply in all material respects with Hence's obligations under the License/Sublicense Agreement.

3. As compensation in full for Escrow Agent's performance of all his services hereunder, Hence shall pay to Escrow Agent a fixed fee of $100 per annum. Except as may be determined by the Court pursuant to paragraph 4 below, all expenses incurred by Escrow Agent in the performance of its duties hereunder shall be for its own account, and Customer shall not be responsible therefor.

4. In the event Hence, its successors, assigns or Stout is/are unable to comply in all material respects with Hence's obligations under the License/Sublicense Agreement, (i.e. Hence is in default of a material provision of the License/Sublicense Agreement or Hence has ceased doing business) Escrow Agent, on the written demand of Customer pursuant to paragraph 14 of the License/Sublicense Agreement shall deliver the source code to an authorized representative of Customer. Escrow Agent shall not be or become liable for damages or otherwise to Hence or to any person or entity as a result of its compliance with Customer's demands pursuant to said paragraph 14.

5. Escrow Agent shall act hereunder as an escrow holder only and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of the source code deposited with it in escrow, or with respect to the rights or liabilities of any person or entity executing this escrow agreement and instruction or the License/Sublicense Agreement.

6. Escrow Agent shall not be liable for any error or judgment or for any act done or omitted by it in good faith, or for any mistake of fact or law except for its own willful misconduct, and Escrow Agent shall have no duties to anyone except Customer and Hence with respect to this escrow agreement and escrow instructions.

7. No notices or demand to Escrow Agent shall be of any effect unless in writing. No change of these instruction shall be of any effect unless in writing signed by Customer and Hence, and no such writing shall be of any effect unless given to Escrow Agent.

8. All notices and writings to be given hereunder shall be delivered in person or forwarded by fax or ordinary mail addressed to Customer, Hence and/or Escrow Agent at such addresses and fax numbers as may be designated by them in writing to the other parties.

9. This escrow agreement and instructions shall be binding on the personal representatives and successors and assigns of the parties hereto, and shall be interpreted in accordance with the laws of the State of California.

10. Unless sooner terminated or canceled by Customer upon 30 days written notice to Hence and Escrow Agent, the term of this escrow agreement and instructions shall commence on the execution of the License/Sublicense Agreement and continue for a period of 60 days after the termination, cancellation, or expiration of the License/Sublicense Agreement.

11. This escrow agreement and instructions constitute the sole escrow agreement and instructions between the parties and supersede all prior understandings, writings, or other communications among the parties as to an escrow agreement and instructions under the License/Sublicense Agreement.

Dated:
BUSINESS CARDS TOMORROW, INC.
By:

Dated: 5/6/93
Hence EDP
By:

Dated: 4/6/93
D. Steve Cameron

SOURCE LICENSE AGREEMENT

This Agreement is made by and between Hence EDP (hereinafter HENCE), 2021 Sperry Avenue Suite 20, Ventura, California 93003, and the following licensee (hereinafter LICENSEE).

Licensee:  Business Cards Tomorrow, Inc.
Address:  3000 Northeast 30th Place, Fifth Floor, Fort Lauderdale, FL  33306

RECITALS

HENCE is the owner of all rights and interest in and to the Licensed Source Program(s) together with all of the related materials and documentation set forth in Schedule "A" to this Agreement, and other related material which HENCE may from time-to-time make available. Such programs and related materials are hereinafter collectively referred to as the "Licensed Source Program". LICENSEE desires to acquire from HENCE the non-exclusive right to use the Licensed Source Program on the terms set forth in this Agreement.

1.  LICENSE GRANT AND LIMITATIONS.

(a) HENCE hereby grants and LICENSEE hereby accepts a non-transferable, non-assignable, and non-exclusive right and license to use the Licensed Source Program solely in LICENSEE's business and in that of its wholly owned subsidiaries and divisions.

(b) This Agreement shall become effective from the date on which it is accepted by HENCE and will remain in effect until terminated by HENCE or by LICENSEE as set forth in this Agreement.

(c) HENCE retains title to the Licensed Source Program, and such additional software programs and related materials and documentation which HENCE may from time-to-time make available. HENCE retains all rights and copyrights, trademarks, service marks, or other proprietary markings.

(d) In using the Licensed Source Program, the LICENSEE shall reproduce and include thereon HENCE's copyright notice, trademark, service mark, or other proprietary markings, together with any confidential legends.

2.  LICENSEE'S OBLIGATIONS.

(a) LICENSEE may use the Licensed Source Program and all resultant software, developments, improvements or modifications only in its own businesses and that of its wholly owned subsidiaries and divisions.

(b) LICENSEE shall perform all installation, training, and maintenance with respect to the Licensed Source Program.

(c) LICENSEE acknowledges and agrees that the Licensed Source Program, as well as all resultant software, developments, improvements or modifications, together with all related materials and documentation, is a trade secret that is to remain the property of HENCE. LICENSEE shall not disclose any such information to any third party other than to its wholly owned subsidiaries and divisions pursuant to the terms of this Agreement. LICENSEE shall instruct all personnel to keep such information confidential.

(d) Except for the use by Licensee and its wholly owned subsidiaries and divisions, LICENSEE shall not copy, or permit anyone else, to copy, in whole or in part, the Licensed Source Program, including data or program files provided by HENCE under this Agreement without the expressed written consent of HENCE.

(e) LICENSEE agrees that any disclosure of the Licensed Source Program in contravention of the terms of this Agreement constitutes a material breach of this Agreement and shall terminate the license granted by this Agreement. LICENSEE further agrees that it shall be strictly liable for all damages to HENCE that result from any such improper disclosure of the Licensed Source Program.

(f) LICENSEE shall not use the Licensed Source Program, or any resultant software, developments, improvements or modifications to compete with HENCE. Any such use shall constitute a material breach of this Agreement, and LICENSEE shall be strictly liable for all damages to HENCE as a result.

3.  CONSIDERATION FOR SOURCE LICENSE.

(a) The consideration to be paid by LICENSEE for the Licensed Source Program is $250,000.00.

(b) LICENSEE shall pay all sales, use, excise or other taxes that may be imposed by virtue of this Agreement or upon the use of the Licensed Source Program.

4.  REPLACEMENT COPIES.

HENCE shall send or transmit to LICENSEE, within ten working days after written notice by LICENSEE, a replacement copy of any Licensed Source Program that is lost or damaged.

5.  WARRANTY

(a) HENCE hereby warrants its ownership and marketing rights to the Licensed Source Program, and that the Licensed Source Program as delivered by HENCE is capable operating in conformance with the Licensed Source Program's applicable description.

(b) EXCEPT AS SPECIFICALLY PROVIDED IN THIS PARAGRAPH, HENCE MAKES NO WARRANTIES EITHER EXPRESS OR IMPLIED AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATIONS, THE CONDITION OF THE LICENSED SOURCE PROGRAM, ITS MERCHANTABILITY, OR ITS FITNESS FOR ANY PARTICULAR USE.

6.  INDEMNITY

(a) If notified promptly in writing of any judicial action brought against LICENSEE based on an allegation that LICENSEE's use of the Licensed Source Program infringes a United States patent or copyright, any rights of a third party or constitutes misuse or misappropriation of a trade secret ("Infringement"), HENCE will defend such action at its expense and will pay the costs and damages awarded in any such action or the costs of settling such action, provided that HENCE shall have the sole control of the defense of any such action and all negotiations for its settlement or compromise, In the event that a final injunction shall be obtained against LICENSEE's use of the Licensed Source Program by reason of Infringement, or in HENCE's opinion be likely to become the subject of a claim of Infringement, HENCE may at its option and expense either: (i) secure for LICENSEE the right to continue to use the Licensed Source Program as contemplated hereunder; or (ii) replace or modify the licensed Program to make its use hereunder non-infringing while being capable of performing the same function. If neither option is reasonably available to Hence, then this Agreement may be terminated at the option of either party hereto without further obligation or liability.

(b) HENCE shall have no liability for any claim of infringement based on LICENSEE's use or combination of the Licensed Source Program with products or data of the type for which the Licensed Source Program was neither designed nor intended.

7.  LIMITATIONS OF LIABILITY

(a) HENCE SHALL NOT BE LIABLE FOR LOSS OF PROFIT, LOSS OF BUSINESS, OR OTHER FINANCIAL LOSS WHICH MAY BE CAUSED BY, DIRECTLY OR INDIRECTLY, THE INADEQUACY OF THE LICENSED SOURCE PROGRAM FOR ANY PURPOSE OR USE THEREOF OR BY ANY DEFECT OR DEFICIENCY THEREIN.

(b) LICENSEE agrees that, except as provided in Paragraph 5 (Warranties), HENCE's liability for damages, if any, shall not exceed the consideration paid to HENCE by LICENSEE under this Agreement. No action, regardless of form, arising out of any transaction under this Agreement may be brought by either party more than one year after the injured party has knowledge of the occurrence which gives rise to the cause of such action.

8.  TERMINATION

(a) Basis for termination by HENCE: HENCE shall have the right without obligation or liability to LICENSEE: (i) to terminate this Agreement if LICENSEE fails to pay the full consideration due under this Agreement; or (ii) if LICENSEE commits any other breach of this Agreement, and, if remediable, fails to remedy such a breach within thirty (30) days after written notice by HENCE of such a breach; or (iii) if LICENSEE ceases business; or (iv) if a petition in bankruptcy is filed by or against LICENSEE; or (v) if a receiver, trustee in bankruptcy or other similar officer is appointed to take charge of all or part of LICENSEE's property. LICENSEE's obligation to pay the full consideration for the Licensed Source Program shall survive the termination of this Agreement by HENCE.

(b) Basis for Termination by LICENSEE: LICENSEE shall have the right, without further obligation or liability to HENCE, except as specified in Paragraph 2 (LICENSEE's Obligations), and Paragraph 8(a) (Termination) to terminate this Agreement if HENCE commits any breach of this Agreement and fails to remedy such breach within thirty (30) days after written notice by LICENSEE of such breach.

(c) Disposition of Licensed Source Program on Termination: LICENSEE's obligation to pay the full consideration shall survive the termination of this Agreement. Upon the expiration or termination of this Agreement for any reason, the license and all other rights granted hereunder to LICENSEE shall immediately cease, and LICENSEE shall immediately: (I) return the Licensed Source Program to HENCE together with all documentation, notes and other material respecting the License Program; (ii) purge all copies of the Licensed Source Program or any portion thereof from all systems and from any computer storage medium or device on which LICENSEE has placed or permitted others to place the Licensed Source Program; and (iii) give HENCE a written certification that through its best efforts and to the best of its knowledge, LICENSEE has complied with all of its obligations under Paragraph 8(c).

9.  GENERAL PROVISIONS

(a) Unless otherwise provided by this Agreement, any notice required or permitted by this Agreement to either party shall be deemed to have been duly given if in writing and delivered personally, sent via facsimile, or mailed by first-class mail, postage prepaid and addressed to HENCE and LICENSEE at the address contained in this Agreement or at such other addresses as HENCE and LICENSEE may give from time to time.

(b) LICENSEE shall not assign this Agreement or its rights hereunder without the prior written consent of HENCE. Any attempt to make such an assignment without HENCE's consent shall be void.

(c) HENCE and LICENSEE agree that this Agreement shall be modified only by a written agreement duly executed by persons authorized to execute agreements on their behalf.

(d) HENCE and LICENSEE agree that no failure to exercise, and no delay in exercising any right, power, or privilege under this Agreement on the part of either party shall operate as a waiver of any right, power, or privilege hereunder. HENCE and LICENSEE further agree that no single or partial non exercise of any right, power, or privilege under this Agreement shall preclude further exercise thereof.

(e) If any legal action or proceeding is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

(f) If any or part of this Agreement is found or deemed by a court of competent jurisdiction to be invalid or unenforceable, that part shall be severable from the remainder of this Agreement and shall not cause the invalidity of unenforceability of the remainder of this Agreement.

(g) This Agreement shall be deemed to have been made in, and shall be construed pursuant to, the laws of the State of California.

(h) HENCE and LICENSEE acknowledge and agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and that it supersedes and cancels all previous written and oral agreements and communication relating to the subject matter of this Agreement.

Accepted By:

HENCE
Name:  Douglas W. Stout
Title:  President
Date:  5/6/93

LICENSEE
Name:  Kurt Nielsen
Title:  VP R & D
Date:  4/15/93

EXHIBIT B

PROGRAM LICENSE AGREEMENT

PERPETUAL LICENSE

This Agreement is made by and between Hence EDP (hereinafter HENCE), 2021 Sperry Avenue Suite 20, Ventura, California 93003, and the following licensee (hereinafter CUSTOMER).

Licensee:  Business Cards Tomorrow, Inc.
Address:  3000 Northeast 30th Place, Fifth Floor, Fort Lauderdale, FL  33306

1.  PROGRAM LICENSE

(a) HENCE hereby grants and Customer hereby accepts a perpetual non-transferable, non-assignable, and non-exclusive right and license to use the Licensed Program(s) together with all of the related materials and documentation set forth in Schedule "A" to this Agreement, and other related materials which HENCE may from time-to-time make available. Such programs and related materials are hereinafter collectively referred to as the licensed Program.

(b) The use of the Licensed Program shall be limited to installation and use on a single Central Processing Unit (CPU) designated by model, serial number and location, or a Local Area Network of CPU's (LAN) designated by model, serial number (of network) and location, as set forth in Schedule "B" to this Agreement. If the Licensed Program will be used on more than one CPU or LAN, an additional license will be required for each CPU or LAN. The CPU or LAN is hereinafter called SYSTEM.

(c) CUSTOMER shall have the right to transfer the location of the SYSTEM or transfer the Licensed Program to a different System from time-to-time, including temporary transfers due to malfunctions of the designated SYSTEM, provided, however, that prior written notice shall be furnished to HENCE for any permanent transfer and that the Licensed Program shall not be installed and used on more than one SYSTEM at a time.

(d) The rights and license granted CUSTOMER to use the Licensed Program are restricted solely and exclusively to the CUSTOMER (or a declared subsidiary or affiliate of CUSTOMER and identified to HENCE as a subsidiary or affiliate in Schedule "B"), and may not be assigned, sub-licensed or subleased or otherwise made available for use by third parties. For purposes of this Agreement, use is defined as copying any portion of the Licensed Program's instructions or data from storage units or media into a CPU for processing.

(e) CUSTOMER shall have no right to assign this Agreement without prior written consent of HENCE, except that CUSTOMER shall have the right upon prior written notice to HENCE to assign without such consent to any company succeeding to all or substantially all of CUSTOMER's business and assets, provided that such assignee shall sign an agreement with HENCE acknowledging said assignment and the acceptance of all terms, conditions, and obligations of this Agreement as imposed on CUSTOMER herein. In the event of such assignment, CUSTOMER's rights under this Agreement shall be terminated, and CUSTOMER's obligations under this Agreement shall be discharged, except for the protection, security and non-disclosure obligations assumed by CUSTOMER on signing this Agreement.

2.  TERM

This Agreement is effective from the date on which it is accepted by HENCE and will remain in effect until terminated by HENCE or by CUSTOMER as set forth in this Agreement.

3.  CONSIDERATION

The consideration for this Agreement is $40,000.00, plus installation fees outlined in Schedule E, payable as follows:

(a) The sum of $20,000.00 in lawful money of the United States of signing of this Agreement by CUSTOMER.

(b) The sum of $20,000.00 in lawful money of the United States 30 days after installation and training.

(c) Fees for optional installation and training (Schedule E) will be separately invoiced and will be payable 30 days after installation and training.

4.  INSTALLATION AND TRAINING

(a) The Licensed Program will be delivered 30 to 60 days after execution of this Agreement by HENCE. If an INSTALLATION and TRAINING option are outlined in Schedule E, HENCE will install the Licensed Program on CUSTOMER's designated SYSTEM, and perform any necessary modifications required to permit the full use thereof by CUSTOMER in accordance with that option. CUSTOMER will provide all necessary computer time.

(b) INSTALLATION is scheduled for May 1, 1993 and will take place then unless both parties agree to a difference schedule prior to that date.

(c) After installation, HENCE will conduct training at the CUSTOMER site, on the operation and use of the Licensed Program.

5.  PROGRAMMING SERVICES

(a) HENCE shall, at no cost to CUSTOMER, correct Licensed Program errors detected by CUSTOMER during the period ended 180 days after the completion of the installation, provided that the error can be recreated with the latest release of the Licensed Program.

(b) If HENCE is called upon by CUSTOMER to correct an error, and such error is found to be caused by CUSTOMER's misuse of the Licensed Program, CUSTOMER supplied data, SYSTEM or operator failure of any other cause not inherent in the Licensed Program, HENCE reserves the right to charge CUSTOMER for such service on a time and materials basis, at HENCE's standard rates then in effect.

6.  PERMISSION TO COPY OR MODIFY LICENSED PROGRAM

(a) CUSTOMER shall not copy, or permit anyone else to copy, in whole or part, the Licensed Program, including data or program files provided by HENCE under this Agreement without the express written consent of HENCE.

(b) CUSTOMER agrees that any disclosure of the Licensed Program to a third party constitutes a material breach of this Agreement and shall terminate the license granted by this agreement in addition to the other methods of termination set forth in Paragraph 12 of this Agreement.

(c) CUSTOMER further agrees that it shall be strictly liable for all damages to HENCE that result from any disclosure of the Licensed Program to any third party.

(d) CUSTOMER may not modify any portion of the Licensed Program, without express written consent of HENCE.

7.  REPLACEMENT COPIES

HENCE shall send or transmit to CUSTOMER, within 3 working days after notice by CUSTOMER, a replacement copy of any Licensed Program that is lost or damaged. The cost for such replacement will be limited to the costs of the storage media, computer time and deliver or telephone line time.

8.  PROTECTION AND SECURITY

(a) The ideas and expressions thereof contained in the Licensed Program are acknowledged to be proprietary information belonging to HENCE. The Licensed Program is provided by HENCE to CUSTOMER in confidence and solely for the private use of CUSTOMER as expressly provided herein.

(b) CUSTOMER shall not provide, disclose, or permit to be disclosed all or any part of the Licensed Program except as necessary for the authorized use thereof.

(c) CUSTOMER shall adopt and follow reasonable procedures to maintain the confidentiality of the Licensed Program, and agrees to take appropriate action, by agreement or otherwise, with its employees or other persons permitted access to the Licensed Program, and to satisfy its obligations under this Agreement particularly with respect to use, copying modification, protection and security of the Licensed Program.

(d) CUSTOMER acknowledges that HENCE retains title of the Licensed Program and that HENCE shall be free to license the Licensed Program to any other person, firm, corporation or governmental entity at any time for any purpose whatsoever.

9.  WARRANTY

(a) HENCE hereby warrants its ownership and marketing rights to the Licensed Program, and that the Licensed Program as delivered by HENCE, if properly installed in accordance with HENCE's instructions, is capable operating in conformance with the Licensed Program's applicable description as set forth during training and in Schedule "C" (Options and Enhancements).

(b) EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION, HENCE MAKES NO WARRANTIES EITHER EXPRESS OR IMPLIED AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATIONS, THE CONDITION OF THE LICENSED PROGRAM, ITS MERCHANTABILITY, OR ITS FITNESS FOR ANY PARTICULAR USE.

10.  INDEMNITY

(a) If notified promptly in writing of any judicial action brought against CUSTOMER based on an allegation that CUSTOMER's use of the Licensed Program infringes a United States patent or copyright, any rights of a third party or constitutes misuse or misappropriation of a trade secret ("Infringement"), HENCE will defend such action at its expense, will keep customer advised of the proceedings and will pay the costs and damages awarded in any such action or the costs of settling such action, provided that HENCE shall have the sole control of the defense of any such action and all negotiations for its settlement or compromise. In the event that a final injunction shall be obtained against CUSTOMER's use of the Licensed Program by reason of Infringement, or in HENCE's opinion be likely to become the subject of a claim of Infringement, HENCE may at its option and expense either: (i) secure for CUSTOMER the right to continue to use the Licensed Program as contemplated hereunder; or (ii) replace or modify the licensed Program to make its use hereunder non-infringing while being capable of performing the same function. If neither option is reasonably available to Hence, then this Agreement may be terminated at the option of either party hereto without further obligation or liability other than as provided in Section 12 (Termination) hereof except that HENCE shall promptly refund to CUSTOMER that portion of the License fee payable hereunder, obtained by multiplying said price by a fraction, the denominator of which is 36 months, and the numerator of which is 36 months less the number of full months since execution of this Agreement by HENCE.

(b) Any modification or attempted modification of the Licensed Program by CUSTOMER or any failure by CUSTOMER to implement any improvements or updates to the Licensed Program as supplied by HENCE shall void this indemnity unless CUSTOMER has obtained prior written authorization from HENCE permitting such modification, attempted modification or failure to implement. HENCE shall have no liability for any claim of infringement based on CUSTOMER's use or combination of the Licensed Program with products or data of the type for which the Licensed Program was neither designed nor intended.

11.  LIMITATIONS OF LIABILITY

(a) HENCE SHALL NOT BE LIABLE OR LOSS OF PROFIT, LOSS OF BUSINESS, OR OTHER FINANCIAL LOSS WHICH MAY BE CAUSED BY, DIRECTLY OR INDIRECTLY, THE INADEQUACY OF THE LICENSED PROGRAM FOR ANY PURPOSE OR USE THEREOF OR BY ANY DEFECT OR DEFICIENCY THEREIN.

(b) CUSTOMER agrees that, except as provided in Paragraph 10 (Indemnity), HENCE's liability for damages, if any, shall not exceed the charges paid to HENCE by CUSTOMER for use of the Licensed Program under this Agreement. No action, regardless of form, arising out of any transaction under this Agreement may be brought by either party more than one year after written notification by the injured party that he has knowledge of the occurrence which gives rise to the cause of such action.

12.  TERMINATION

(a) Basis for termination by HENCE. HENCE shall have the right without obligation or liability to CUSTOMER: (i) to terminate this Agreement if CUSTOMER is delinquent in making payments of any sum due under this Agreement and continues to be delinquent for a period of sixty (60) days after the last day payment is due, provided, however, a written notice is given to CUSTOMER by HENCE of the expiration date of the aforementioned sixty (60) day delinquency period at least ten (10) days prior to the occurrence of said expiration date; or (ii) to terminate this Agreement if CUSTOMER commits any other breach of this Agreement and fails to remedy such a breach within thirty (30) days after written notice by HENCE of such a breach. CUSTOMER'S obligation to pay all accrued charges shall survive the termination of this Agreement. HENCE's termination of this Agreement and repossession of the Licensed Program shall be without prejudice to any other remedies that HENCE may lawfully have.

(b) Basis for Termination by CUSTOMER. CUSTOMER shall have the right, without further obligation or liability to HENCE, except as specified in Section 8 (Protection and Security), and 12(c) (Disposition of Licensed Program on Termination) to terminate this Agreement if HENCE commits any breach of this Agreement and fails to remedy such breach within thirty (30) days after written notice by CUSTOMER of such breach, in which event, HENCE shall reimburse CUSTOMER in the same manner as for the removal of the Licensed Program due to infringement under Section 10 (Indemnity).

(c) Disposition of Licensed Program on Termination. Upon the expiration or termination of this Agreement for any reason, the license and all other rights granted hereunder to CUSTOMER shall immediately cease, and CUSTOMER shall immediately: (i) return the Licensed Program to HENCE together with all documentation, notes and other material respecting the License Program; (ii) purge all copies of the Licensed Program or any portion thereof from all systems and from any computer storage medium or device on which CUSTOMER has placed or permitted others to place the Licensed Program; and (iii) give HENCE a written certification that through its best efforts and to the best of its knowledge, CUSTOMER has complied with all of its obligations under Section 12(c).

13.  SALES AND USE TAXES

There shall be added to the charges applicable under this Agreement amounts equal to any taxes, however designated, levied or based on such charges or upon this Agreement or services rendered in connection with any of the foregoing, or any taxes or amounts in lieu thereof paid or payable by HENCE in respect of the foregoing, exclusive of ordinary personal property taxes assessed against or payable by HENCE and taxes based upon net income.

14.  SUBSEQUENT MAINTENANCE

(a) HENCE agrees to provide continuing maintenance and enhancements for an hourly fee based on HENCE's rates which are outlined in Section "D" (Maintenance
Fees) of this License. HENCE reserves the right to change this fee or rate from time to time and agrees to give CUSTOMER written notification 90 days before such an increase.

(b) Response time for maintenance will depend on HENCE's workload of other clients with similar requirements, but the highest priority will be given to a situation where CUSTOMER is inoperative because the LICENSED PROGRAM is failing.

15. GENERAL PROVISIONS

(a) This Agreement and all matters relating to it or obligations arising in respect to it shall be governed by the laws by the State of California. Venue for all disputes arising from this Agreement shall be Los Angeles, California.

(b) Any waiver of HENCE of any particular breach hereunder by CUSTOMER shall not constitute a continuing waiver or a waiver of any other breach or default, and any waiver of CUSTOMER of any particular breach hereunder by HENCE shall not constitute a continuing waiver or a waiver of any other breach or default.

(c) Any provisions in this Agreement that may be invalid or illegal in any State shall fall by itself in that State, but shall in no way be held to invalidate any of the remaining provisions otherwise not invalid or illegal.

(d) This Agreement expresses the entire understanding of the parties with reference to the subject matter hereof, and no representations or agreements modifying or supplementing the terms of the Agreement shall be valid unless in writing signed by a person authorized to sign agreements on behalf of each party.

(e) The term "this Agreement" as used herein includes any future written Agreements, modifications, amendments, or supplements made in accordance herewith.

(f) The foregoing terms and conditions shall prevail, regardless of any variations in the terms and conditions of any order submitted by CUSTOMER.

(g) If any legal action or proceeding is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

Accepted By:

HENCE
Name:  Douglas W. Stout
Title:  President
Date:  5/6/93

LICENSEE
Name:  Kurt Nielsen
Title:  VP R & D
Date:  4/15/93

SCHEDULE A

LICENSED PROGRAM

The Licensed Programs and related materials to be provided by HENCE to CUSTOMER under this Agreement are as follows: Standard ACT 2 System, including all software outlined by the Hence EDP ACT 2 User's Manual.

SCHEDULE B

DESIGNATED SYSTEM FOR LICENSED PROGRAM

1.  NAME OF INSTALLATION:

2.  LOCATION:

3.  SYSTEM MANUFACTURER, TYPE, AND MODEL NUMBER: (To be determined)

4.  SYSTEM SERIAL NUMBER:  (To be determined)

5.  OPERATING SYSTEM:  (Novell NetWare, version to be determined)

SCHEDULE C

OPTIONS & ENHANCEMENTS

Standard ACT 2 System, any additional options or enhancements will be determined and priced during integration.

SCHEDULE D

MAINTENANCE FEES

SCHEDULE E

INSTALLATION & TRAINING

Installation and training in accordance with preceding Agreement between Hence EDP and BCT.
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EXHIBIT C